EXHIBIT 99.4

ARKADOS GROUP, INC.
220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854

_______________, 200__
_______________________________
_______________________________
_______________________________
_______________________________

Dear Bridge Lender:

Arkados Group, Inc., a Delaware corporation (the "Company") agrees with the undersigned as follows:

You, the undersigned, hereby agree to loan the Company the principal amount set forth on the signature page hereto (“Principal Amount”)  The loan shall be evidenced by a 8% Subordinated Note in the form annexed hereto as Exhibit A (the “Note”).   The Note is part of an authorized issue of 8% Subordinated Notes due January 31, 2010 by the Company in the aggregate principal amount of $1,000,000.

The closing of the loan shall be deemed to have occurred on the date that you have delivered cleared funds to the Company.  The Company shall deliver to you an original Note which evidences the Company’s obligation to you and which you agree to surrender when the Company’s obligations to you under the Note have been satisfied or the Note exchanged in accordance with its terms.

The Company acknowledges receipt of the sum of $______ from you on _____, 200__, in the form of (check one)1:

[  ]           personal or business check, subject to collection

[  ]           wire transfer to:

ARKADOS
Routing Number: 031201360
Account Number: 031201360
TD Bank NA
560 Route 22 East
Bridgewater, NJ 08807
SWIFT CODE: CBNAUS33

(continued on prior page)

______________________________
1 In the event of multiple purchases of Notes by a single subscriber, each advance shall be deemed a reaffirmation of the warranties by the investor and the delivery of Notes deemed a reaffirmation of warranties by the Company.

(continued from prior page)

[  ] wire transfer to a vendor of Arkados, as requested by Arkados to the following account:

Account information for third party wire and amount verified by officer of Arkados _______
                                                                                                                                     Initials

The purpose of the loan is to provide the Company with funds for working capital, including the payment of liabilities.

The Company represents and warrants to you that the issuance to you of the Note has been duly authorized by the Company's Board of Directors.  You acknowledge that no representation or warranty has been made by the Company other than those expressly set forth herein and that you have made an independent investigation of the Company’s financial situation and business prospects.

You represent and warrant to the Company that:  (i) you  are acquiring the Note for your own account, for investment and not with a view to or for sale in connection with  any  distribution thereof it being understood that the Note has not been registered under the United States Securities Act of 1933, as amended (the "Act") or under the securities laws of any state and, therefore, cannot  be sold unless they are registered under the Act and under  applicable state securities laws or unless an exemption from such registration  is available); (ii) you have reviewed reports filed by the Company on or before the date of this letter agreement with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 and have not relied on any other information concerning the Company, except that contained in such reports; and (iii) you  are  an "accredited  investor" within the meaning of Regulation  D  under the  Act, have sufficient knowledge and experience  in  financial and  business matters to be capable of evaluating the merits  and risks  of your investment in the Note and are able to bear  the economic risk of your investment in the Note.

You further acknowledge that neither the Company nor anyone purporting to be acting on its behalf has made any representations to you concerning its ability to repay the Note or raise additional capital or compromise outstanding secured or unsecure debt and that the purchase of the Note is a highly risky and speculative investment.

You covenant and agree with the Company that you will not transfer, sell or otherwise dispose of the Note or any of the securities which may be issuable upon the conversion of the Note in a manner which would violate, nor without having furnished the Company an opinion of counsel reasonably satisfactory to the Company that such transfer, sale or other disposition would not violate, the Act or applicable state securities  laws, or the rules  and regulations thereunder.  You understand that the certificates representing the Note will bear a legend to that effect and that the Company will instruct its transfer agent not to register a transfer of such securities unless the conditions specified in the legend have been satisfied.

Each of you and the Company agrees to bear its own costs and expenses in connection with this transaction.

All representations, warranties, covenants and agreements herein shall survive the Closing for a period of two years.

The above (together with Exhibit A) contains our entire agreement, supersedes all prior negotiations and oral understandings, if any, and may not be amended or supplemented except  in writing.

Please confirm that this letter sets forth our agreement by completing, signing and returning the enclosed extra copy.

Very truly yours,

ARKADOS GROUP, INC.

By: ________________________
       Larry Crawford, CFO

[ACKNOWLEDGMENT PAGE FOLLOWS]

INVESTOR SIGNATURE PAGE – ARKADOS GROUP, INC. NOTES

Accepted and Agreed to this
_____ day of ______________, 200__.

Print or Type:

____________________________________
Name of Purchaser
(Individual or Institution)

____________________________________
Name of Individual representing
Purchaser (If an Institution)

____________________________________
Title of Individual representing
Purchaser (if an Institution)

Signature by:

____________________________________
Individual Purchaser or Individual
representing Purchaser

Address: _____________________________

   ____________________________

Telephone: ___________________________

Telecopier: ___________________________

E-Mail: ______________________________

Principal Amount Purchased: $_____________

Exhibit A